EXHIBIT 10.4

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                              CONSULTING AGREEMENT

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      Consulting  Agreement,  made  as  of  December  6,  1999  between  Guitron
International Inc., a Delaware corporation (the "Corporation"), and Ashbyrne Consultants Inc., a Canadian corporation (the "Consultant").

      Whereas, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide its services to the Corporation for the said period under the terms and conditions hereinafter provided.

      Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

      1. Engagement

            The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation in connection with the operation of the business and affairs of the Corporation, for the two year period commencing on December 6, 1999 and ending on December 5, 2001. The two year period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

      2. Services

      2.1 The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply its best efforts and its personnel shall devote such time as shall be reasonably necessary to perform Consultant's duties hereunder and advance the interests of the Corporation. The Consultant shall report to the chief executive officer of the Corporation and to such persons as the chief executive officer shall direct.

      2.2 The services to be rendered by the Consultant to the Corporation shall consist of the following:


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      2.2.1 Corporate Planning

            a. Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof.

            b. Assist the Corporation with the preparation and implementation of a business plan.

            c. Alert the Corporation to new or emerging high potential forms of marketing and distribution of its products which could either be acquired or developed internally.

            d. Comment on the Corporation's commercial development including such factors as its position in its competitive environment, its financial performance as compared to that of its competition, financing impacts of its alternative strategies, its maximization of its operational viability, etc.

            e.    Identify  and  negotiate   arrangements   with  United  States
                  securities counsel and auditors respecting a proposed public offering of the Corporation's shares.

            f. Identify prospective suitable merger, acquisition, or venture partners for the Corporation, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

      2.2.2 Business Strategies

            a. Evaluate business strategies and recommend changes where appropriate.

            b. Critically evaluate the Corporation's performance in view of its corporate planning and business objectives.

      2.2.3 Commercial Financing

            a.    Review and comment upon the Corporation's annual and quarterly
                  financial   statements   and  reports   and  other   financial
                  disclosures and publications.


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            b.    Develop,  in  conjunction  with  the  Corporation's  financial personnel and advisers, periodic projections of its cash needs commensurate with its projected growth in operations and revenues.

            c. Attempt to arrange for commercial financing to meet the Corporation's projected cash needs by way of accounts receivable financing and/or factoring, purchase order financing, institutional commercial financing (business finance plans, bank letters of credit [standby], lines of credit, and other institutional financial accommodation), governmental financing (US Small Business Administration, State Economic and Authorities, etc.).

      2.2.4 Corporate Management

            a. Assist the corporation with the identification and procurement of a qualified chief financial officer for the Corporation, which may involve for a period of up to one year, the employment of Michael D.A. Ash, a principal of the Consultant, in such capacity. Any such employment of Michael Ash shall not require the Corporation to pay a salary to Mr. Ash.

      3. Compensation

            3.1 In consideration of the Consultant's having entered into this agreement, the Corporation agrees to sell to the Consultant 2,000,000 shares of common stock of the Corporation, $.001 par value (the "Consulting Stock"). The price shall be at the per share rate of the par value of the Consulting Stock. The said price shall be paid and the certificates for the Consulting Stock shall be delivered as soon as possible, and in all events promptly, following the date hereof. The terms of the Consulting Stock shall be as follows:

            a. The Consulting Stock shall be issued to such person or persons as directed by the Consultant.

            b. The Consultant warrants and represents that it is knowledgeable concerning the business, financial condition and prospects of the Corporation and that it is acquiring the Consulting Stock solely for the purposes of investment and without a view toward the resale or distribution thereof.

            c. The Corporation warrants and represents that the Consulting Stock, at the time of its issuance by the Corporation to the holders thereof, will be duly and validly issued, fully paid and non-assessable.

      3.2 The Corporation shall reimburse Consultant for those expenses, incurred in connection with its engagement by the Corporation, which shall have been previously approved by the Corporation in writing, which approval shall not be unreasonably withheld.


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      4. Secrets

      Consultant agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of the Corporation or any of its affiliates, or of any corporation or other legal entity in which the Corporation has an ownership interest of more than twenty-five percent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs or production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which it has heretofore acquired during its engagement by the Corporation or any of its affiliates or which it may hereafter acquire during the Engagement Period as the result of any disclosures to it, or in any other way, shall be regarded as held by the Consultant and its personnel in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant and its personnel to anyone, or be otherwise used by them, except in the regular course of business of the Corporation or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may be disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by the Corporation or any of its affiliates.

      5. Assignment

      This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business, provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

      6. Survival of Certain Agreements


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      The  covenants and  agreements  set forth in Article 4 and Article 5 shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

      7. Notices

      7.1 All notices to be given hereunder shall be delivered by hand, telecopier, or recognized courier service to the party to whom such notice is required or permitted to be given hereunder. Any notice properly delivered to the address designated herein for delivery shall be deemed to have been received by the party to whom it is made notwithstanding the refusal of such party or other person to accept such delivery.

      7.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                  Guitron International Inc.
                  38 Place Du Commerce, Suite 230
                  Nun's Island, Montreal, Quebec
                  Canada H3E 1T8

      7.3 Any notice to Consultant shall be addressed as follows:

                  Ashbyrne Consultants Inc.
                  1 Place Du Commerce, Suite 235
                  Nun's Island, Montreal, Quebec
                  Canada H3E 1A4

      7.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

      8. Applicable Law

      This Agreement shall be interpreted and enforced in accordance with the laws of Delaware and all disputes arising hereunder shall be settled by arbitration before the American Arbitration Association.


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      9. Interpretation

      Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

      In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                                       GUITRON INTERNATIONAL INC.

                                       By /s/ Richard Duffy
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                                          Richard Duffy, President

                                       ASHBYRNE CONSULTANTS INC.

                                       By /s/ Michael Ash
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                                          Michael Ash, President


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